Exhibit 5.1
                       NIXON, HARGRAVE, DEVANS & DOYLE LLP
                               437 Madison Avenue
                            New York, New York 10022



                                 March 25, 1998



PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170

Ladies and Gentlemen:

         We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company on or about March 25, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by certain selling stockholders named in the Registration Statement of up to 3,000,000 shares of common stock of the Company, $.01 par value (the "Common Stock"), issuable upon conversion of the 600,000 shares (the "Preferred Shares") of Series B 8% Convertible Preferred Stock, $.01 par value, (the "Preferred Stock"), originally issued and sold by the Company pursuant to a Convertible Preferred Stock Purchase Agreement dated as of November 10, 1997 between the Company and certain purchasers (the "Stock Purchase Agreement").

         This opinion is being delivered to you in connection with the Registration Statement.

         In connection with the foreging, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

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PSINet Inc.
March 25, 1998
Page 2

         In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof. For purposes of this opinion, we have assumed that the conversion price of the Preferred Shares will not be adjusted.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York.

         Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended, and (b) the shares of Common Stock have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that the 3,000,000 shares of Common Stock to be offered pursuant to the Preliminary Prospectus, if and when issued upon conversion of the Preferred Shares at a conversion price not less than the par value per share of Common Stock in accordance with the terms of the Preferred Shares and the Stock Purchase Agreement and in the manner described in the Registration Statement, will be duly authorized and validly issued and will be fully paid and non-assessable subject to Section 630 of the Business Corporation Law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Preliminary Prospectus.

         We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the shares of Common Stock.

         This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

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PSINet Inc.
March 25, 1998
Page 2

         We wish to advise you that Nixon, Hargrave, Devans & Doyle LLP and certain attorneys with Nixon, Hargrave, Devans & Doyle LLP own certain shares of the Company's Common Stock.

                                         Very truly yours,

                                         /s/ Nixon, Hargrave, Devans & Doyle LLP